Regions Financial 3rd Quarter Earnings Conference Call October 26, 2010 Exhibit 99.3 * * * ************** ************** ************** ************** **************

Forward-Looking Statements
This presentation may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities
Litigation Reform Act of 1995 (“the Act”) provides a “safe harbor” for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements.  For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act.  Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments.  Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made.  Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements.  These risks, uncertainties and other factors include, but are not limited to, those described below:
› The Dodd-Frank Wall Street Reform and Consumer Protection Act became law on July 21, 2010, and a number of legislative, regulatory and tax proposals remain pending.
Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity in the banking system. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.
› The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock and warrant issued under the TARP, including restrictions on Regions’ ability to attract and retain talented executives and associates.
› Possible additional loan losses, impairment of goodwill and other intangibles, and valuation allowances on deferred tax assets and the impact on earnings and capital.
› Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins.
› Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions including unemployment levels.
› Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.
› Possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on business.
› The current stresses in the financial and real estate markets, including possible continued deterioration in property values.
› Regions' ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions'
business.
› Regions' ability to expand into new markets and to maintain profit margins in the face of competitive pressures.
› Regions' ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential customers.
› Regions' ability to keep pace with technological changes.
› Regions' ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.
› Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.
› The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.
› The effects of increased competition from both banks and non-banks.
› The effects of geopolitical instability and risks such as terrorist attacks.
› Possible changes in consumer and business spending and saving habits could affect Regions' ability to increase assets and to attract deposits.
› The effects of weather and natural disasters such as floods, droughts and hurricanes, and the effects of the Gulf of Mexico oil spill.
› Regions’ ability to maintain favorable ratings from rating agencies.
› Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.
› Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.
› The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.
› Regions’ ability to receive dividends from its subsidiaries.
› The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.
› The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-
Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Forms 10-Q for the quarter ended
June 30, 2010 and March 31, 2010, as on file with the Securities and Exchange Commission.
The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

Summary of Third Quarter 2010 Results
›
Loss per diluted share of $0.17
›
Pre-tax pre-provision net revenue (“PPNR”) of $454 million
›
Net interest income increased $12 million and net interest margin expanded 9 bps to 2.96%
›
Non-interest revenues decreased $6 million or 1% reflecting lower service charges (Regulation E) offset by strong mortgage and fixed income brokerage revenue
›
Non-interest expenses increased $37 million or 3% primarily due to higher credit-related costs, including the impact of the bulk sale of Other Real Estate Owned (“OREO”) and held for sale loans
Note: Comparisons are to previous quarter and exclude non-core items impacting the current and prior quarter
* Non – GAAP; Refer to Financial Supplement for adjustments to PPNR
Net Interest Income *Adjusted Non-Interest Revenue *Adjusted Non-Interest Expense
›
Credit quality impacted by asset disposition efforts
›
Non-performing assets, excluding loans held for sale, declined $186 million to $3.8 billion
›
Loan loss provision of $760 million, reflects bulk sale of distressed property and significant movement of loans to HFS; provision essentially equaled net charge-offs
764
756
748
845 856 868
(1,199)
(1,126)
(1,162)
($1,200)
($700)
($200)
$300
$800
$1,300
$1,800
3Q09 2Q10 3Q10
$454 $486
$410

Non-performing Asset Levels Decline, but
Remain Elevated
›
NPLs continue to be comprised mainly of Investor Real Estate
›
NPA decline comprised of $101 million reduction in NPLs and $85 million reduction in
OREO/Repossessions
$3,216
$3,488
$3,706
$3,473
$3,372
$504
$607
$610
$546
$461
$0
$500
$1,000
$1,500
$2,000
$2,500
$3,000
$3,500
$4,000
$4,500
$5,000
3Q09 4Q09 1Q10 2Q10 3Q10
OREO & Repo NPL (excluding HFS)
$ in millions
$3,720
$4,019
$3,833
$4,316
$4,095

De-risking through Asset Dispositions
›
Significant de-risking: $1.0 billion of troubled assets sold or transferred to held for sale in the third quarter of 2010
›
$709 million in total closed distressed asset sales
›
$350 million in bulk distressed asset sale (included in $709 million above)
›
$332 million in non-performing loans moved to held for sale at a 21%
discount
›
Charge-offs reflect higher level of discounts on sales and transfers to held-for-sale in the third quarter, impacted by bulk land sale discounts

REGIONS
$1,000
$750
$500
$250
$0
$759
$128
$180
$372
$115
$200
$377
$110
$205
$385
$132
$186
$333
$233
$178
$348
3Q09
4Q09
1Q10
2Q10
3Q10
Business Services
Consumer
Sales / Transfer to HFS

Higher Loan Charge-Offs Reflect Asset Dispositions $ millions $680 $692 $700 $651

Commercial and Industrial Growing;
Investor Real Estate Reflects De-risking Efforts
›Specialty Lending Groups
› Small Business Focus
›
Growth in C&I resulted from focus in Energy, Healthcare, Franchise
Restaurant and Transportation
›
Investor Real Estate declined $1.5 billion; down $5.3 billion year-over-year
› Targeting Specific Areas for Growth:
› Direct Consumer
›Underserved Banking Segment
($ in millions) 6/30/2010 9/30/2010 $ Change % Change
Commercial & Industrial 21,096 $      21,501 $       405 $          2%
Commercial Real Estate - Owner-Occupied 12,514         12,372          (142)            -1%
Investor Real Estate 18,930         17,464          (1,466)        -8%
Residential First Mortgage 15,567         15,723          156             1%
Home Equity 14,802         14,534          (268)            -2%
Other consumer 3,036           2,826             (210)            -7%
Total Loans 85,945 $      84,420 $       (1,525) $     -2%
Ending Balances

› As anticipated, our improving cost structure impacted overall deposit balances
› Deposit costs declined 9 bps linked quarter; down 56 bps year-over-year
› Although customers are deleveraging and paying their down loans, new checking account growth has helped offset the downward pressure on deposit balances
Decline in Deposit Costs Driven by Changing Deposit
Mix
($ in millions) 3Q10 Avg Rate 2Q10 Avg Rate % Change % Change
Low Cost Deposits 69,917 $           0.17% 71,119 $     0.23% (1,202) $       -2%
Time Deposits 25,100              2.16% 26,872        2.29% (1,772)          -7%
Customer Deposits 95,017              0.70% 97,991        0.79% (2,974)          -3%
Corporate Treasury Deposits 61                       1.30% 61                1.32% -                0%
Total Deposits 95,078 $           0.70% 98,052 $     0.79% (2,974) $       -3%
($ in millions) 9/30/2010 Deposit Mix % 6/30/2010 Deposit Mix % % Change % Change
Low Cost Deposits 70,745 $           74% 69,891 $     73% 854 $           1%
Time Deposits 24,177              25% 26,298        27% (2,121)          -8%
Customer Deposits 94,922              100% 96,189        100% (1,267)          -1%
Corporate Treasury Deposits 56                       0% 61                0% (5)                  -8%
Total Deposits 94,978 $           100% 96,250 $     100% (1,272) $       -1%
Average Balances and Average Rates
Ending Balances

›
Net interest margin
climbed 9bps linked
quarter; up 24 bps year-to-
date
›
Repricing opportunity
remains with over $11.4
billion of CD’s maturing at
an average rate of 2.10%
›
Hedges in place through
end of 2012 to protect net
interest income in a
prolonged low-rate
environment
Net Interest Income Improves Despite Decline in
Earning Assets
$ in millions
$853
$857
$839
$863
$876
2.70%
2.80%
2.90%
3.00%
$800
$810
$820
$830
$840
$850
$860
$870
$880
$890
$900
3Q09 4Q09 1Q10 2Q10 3Q10
Net Interest Income (FTE) Net Interest Margin

›
Non-interest revenue 1% lower versus prior quarter
›
Service charges income reflect impact of Regulation E
›
Mortgage income remains strong due to refinance activity
›
Morgan Keegan’s brokerage revenues were solid reflecting strength in private client and fixed income capital markets activity
›
Non-interest expenses continue to be impacted by elevated credit-
related costs
›
Credit-related costs impacting company by approximately $75-$100 million per quarter
›
OREO and held for sale expense reflects $30 million in discounts and expenses associated with bulk asset sale
›
Continued focus on expense management
Solid non-interest revenue; focused expense
management

Capital Ratios Remain Solid
(1) Current Quarter ratios are estimated
(2) Subject to change as interpretation of Basel III rules is ongoing and dependent on guidance from Basel and regulators.
› BASEL III impact expectation:
› Tier 1 common well above the minimum level
› Well positioned with respect to the Liquidity Coverage Ratio
2Q10 3Q10
(1)
Pro forma
for Basel III
3Q10
(2)
Total Risk-Based Capital 15.9% 16.0% 14.7%
Tier 1 Capital 12.0% 12.1% 11.3%
Tier 1 Common 7.7% 7.6% 7.8%

Impact from Regulatory Reform Manageable
Issue Impact to Regions
Regulation E Impact from Reg E to be less than originally forecasted due to better than expected customer response to opting-in to
programs
>Original forecast for 2
nd
half of 2010: $72 million
>New forecast: $50 - 60 million for second half of 2010
Durbin
Amendment
Lacking complete visibility as rules not finalized
Product changes to partially offset total impact
Collins
Amendment
Minimal impact to Regions.  Trust Preferred securities only
$846 million or approximately 87 bps of Tier 1 capital
Other – Impact
to Morgan
Keegan
Minimal impact to Morgan Keegan
>No proprietary trading desk
>Minimal trading derivatives income
>Minimal exposure to private equity/hedge funds

›
Committee of key managers approves the decision to proceed with foreclosure
›
Same process for loans owned by Regions or an investor
›
Mortgage foreclosure affidavits signed by a department manager in the presence of a notary
›
Low foreclosure volumes
›
100 Regions-owned loans per month
›
160 investor-owned loans per month
›
$41.2 billion residential mortgage servicing portfolio
›
Regions-owned $16.3 billion
›
Investor-owned $24.9 billion
›
Proactive Customer Assistance Program
›
Helped over 30,000 homeowners stay in their homes
›
Top 5 Mortgage Servicer per J.D. Power
Solid and Tested Foreclosure Process

* * ** * * * * ** * *